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Exhibit 3.2

BYLAWS

OF

PNB BANCSHARES, INC.

As adopted on December 5, 2002

PNB Bancshares, Inc.
Bylaws as Adopted on December 5, 2002

PNB Bancshares, Inc.
Bylaws as Adopted on December 5, 2002

BYLAWS
OF
PNB BANCSHARES, INC.

ARTICLE I

OFFICES

        The principal office of the Corporation in the State of Illinois shall be located in the City of Pekin and County of Tazewell. The Corporation may have such other offices, either within or without the State of Illinois, as the business of the Corporation may require from time to time.

        The registered office of the Corporation required by the Business Corporation Act to be maintained in the State of Illinois, may, but need not be, identical with the principal office in the State of Illinois, and the address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE II

SHAREHOLDERS

        SECTION 1. Annual Meeting. The annual meeting of the shareholders shall be held on such date at such time and place as shall be fixed by the Board of Directors for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of the shareholders as soon thereafter as conveniently may be.

        SECTION 2. Special Meetings. Special meetings of the shareholders may be called by the president, by the Board of Directors or by the holders of not less than one-fifth of all the outstanding shares of the Corporation.

        SECTION 3. Place of Meetings. The Board of Directors may designate any place, either within or without the State of Illinois, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders may designate any place, either within or without the State of Illinois, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the Corporation in the State of Illinois, except as otherwise provided in Section 5 of this Article II.

        SECTION 4. Notice of Meetings. Written or printed notice stating the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, or in the case of a merger, consolidation, share exchange, dissolution, or sale, lease, or

PNB Bancshares, Inc.
Bylaws as Adopted on December 5, 2002

exchange of assets, not less than twenty (20) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the records of the Corporation, with postage thereon prepaid. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.

        SECTION 5. Meetings of all Shareholders. If all the shareholders shall meet at any time and place, either within or without the State of Illinois, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

        SECTION 6. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, for a meeting of shareholders, not less than ten (10) days, or in the case of a merger, consolidation, share exchange, dissolution, or sale, lease, or exchange of assets, not less than twenty (20) days, immediately preceding the date of such meeting. If no record date is fixed for the determination of shareholders, or shareholders entitled to notice of or to vote at a special meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

        SECTION 7. Voting Lists. The officer or agent having charge of the transfer books for shares of the Corporation shall make, within twenty (20) days after the record date for a meeting of shareholders or ten (10) days before such meeting, whichever is earlier, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetic order, showing the address of and the number of shares registered in the name of each shareholder. For a period of ten (10) days prior to such meeting, such list shall be kept on file at the registered office of the Corporation and shall be open to inspection by any shareholder, and to copying at the shareholder's expense, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and may be inspected by any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of Illinois, shall be prima facie evidence as to who are the shareholders who are entitled to examine such list, share ledger or transfer book or to vote at any meeting of shareholders.

        SECTION 8. Quorum. A majority of the outstanding shares of the Corporation entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum for consideration of such matter at any meeting of shareholders; provided, that if less than a majority of the outstanding

PNB Bancshares, Inc.
Bylaws as Adopted on December 5, 2002

shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting shall be the act of the shareholders, unless the vote of a greater number of voting by classes is required by the Illinois Business Corporation Act of 1983, the Articles of Incorporation or these Bylaws. At any adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the original meeting. Withdrawal of shareholders from any meeting shall not cause failure of a duly constituted quorum at that meeting.

        SECTION 9. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by the shareholder's duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

        SECTION 10. Voting of Shares. Unless otherwise provided in the Articles of Incorporation, each outstanding share shall be entitled to one (1) vote upon each matter submitted at a meeting of shareholders, including at all elections for directors. No holder of any class or series of stock of the Corporation shall have cumulative voting rights with respect to any matter voted upon by the holders of such stock.

        SECTION 11. Voting of Shares by Certain Holders. Shares of the Corporation held by the Corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares entitled to vote at any given time.

        Shares registered in the name of another corporation, domestic or foreign, may be voted by any officer, agent, proxy, or other legal representative authorized to vote such shares under the law of incorporation of such corporation. The Corporation may treat the president or other person holding the position of chief executive officer of such other corporation as authorized to vote such shares, together with any other person indicated and any other holder of any office indicated by the corporate shareholder to the Corporation as a person or an officer authorized to vote such shares. Such persons and officers indicated shall be registered by the Corporation on the transfer books for shares and included in any voting list prepared in accordance with Section 7 of this Article II.

        Shares registered in the name of a deceased person, a minor ward, or a person under legal disability may be voted by that person's administrator, executor, or court-appointed guardian, either in person or by proxy, without a transfer of such shares into the name of such administrator, executor, or court-appointed guardian. Shares registered in the name of trustee may be voted by the trustee, either in person or by proxy.

        Shares registered in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver's name if authority so to do is contained in an appropriate order of the court by which such receiver was appointed. A shareholder whose shares are pledged shall be

PNB Bancshares, Inc.
Bylaws as Adopted on December 5, 2002

entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

        SECTION 12. Inspectors. At any meeting of shareholders, the chair of the meeting may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting.

        Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies, count all votes and report the results, and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

        Each report of an inspector shall be in writing and signed by him or by a majority of the inspectors if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

        SECTION 13. Informal Action by Shareholders. Unless otherwise provided in the Articles of Incorporation or §12.10 of the Illinois Business Corporation Act of 1983, any action required to be taken at any annual or special meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting and without a vote if a consent in writing, setting forth the action so taken, shall be signed (a) by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting or (b) by all of the shareholders entitled to vote with respect to the subject matter thereof. If such consent is signed by less than all of the shareholders entitled to vote, then such consent shall become effective only if at least five (5) days before the execution of the consent a notice in writing is delivered to all the shareholders entitled to vote with respect to the subject matter thereof and, after the effective date of the consent, prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be delivered in writing to those shareholders who have not consented in writing

        SECTION 14. Voting by Ballot. Voting on any question or in any election may be by voice unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

        SECTION 15. Advance Notice of Shareholder Proposals.

        (a)   Business to be considered by the shareholders shall be brought before an annual meeting (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Section 15(a), who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 15(a). For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such

PNB Bancshares, Inc.
Bylaws as Adopted on December 5, 2002

proposed business must otherwise be a proper matter for shareholder action. To be timely, a shareholder's notice must be delivered to or mailed to and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting. In no event shall the public or other announcement of an adjournment of an annual meeting or the adjournment thereof commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice to the Secretary shall set forth (i) as to any business the shareholder proposes to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, (B) the reasons for conducting such business at the annual meeting, (C) the beneficial owner, if any, on whose behalf the proposal is made, and (ii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposed business is to be brought, (A) the name and address of such shareholder, as they appear on the Corporation's books, and the name and address of such beneficial owner and (B) the class and number of shares of the Corporation's capital stock that are owned beneficially and of record by such shareholder and such beneficial owner.

        (b)   At any special meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.

        (c)   Notwithstanding anything in the bylaws of the Corporation to the contrary, only such business shall be brought before or conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 15. The officer of the Corporation or other person presiding over the meeting shall, if the facts so warrant, determine and declare to the meeting that business was not brought before the meeting in accordance with the provisions of this Section 15 and, if he should so determine, he shall so declare to the meeting and any such business so determined not to be properly before the meeting shall be disregarded.

ARTICLE III

DIRECTORS

        SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors.

        SECTION 2. Number and Qualifications. The number of directors of the Corporation shall be not less than six (6) nor more than twelve (12), with the exact number of directors to be fixed from time to time pursuant to a resolution adopted by a majority of the Board of Directors then in office. Directors need not be residents of Illinois or shareholders of the Corporation.

        SECTION 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw, immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Illinois, for the holding of additional regular meetings without other notice than such resolution.

PNB Bancshares, Inc.
Bylaws as Adopted on December 5, 2002

        SECTION 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the president or any director. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Illinois, as the place for holding any special meeting of the Board of Directors called by them.

        SECTION 5. Notice. No notice shall be required for regular meetings for which the time and place have been fixed. Notice of any special meeting of the Board of Directors shall be given at least two days before the meeting or within such shorter period before the meeting as the person or persons calling such meeting deem appropriate in the circumstances. Such notice shall be delivered to each director personally, by mail to each director at his business address, by telegram, by telephone or by facsimile transmission. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

        SECTION 6. Quorum. Unless otherwise provided in the Articles of Incorporation, a majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided, that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

        Unless specifically prohibited by the Articles of Incorporation, members of the Board of Directors or of any committee of the Board of Directors may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

        SECTION 7. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by statute, these Bylaws, or the Articles of Incorporation.

        SECTION 8. Resignations. A director may resign at any time by giving written notice to the Board of Directors, its chair, if any, or the president or secretary of the Corporation. A resignation shall be effective when the notice is given unless the notice specifies a future date. The pending vacancy may be filled before the effective date, but the successor shall not take office until the effective date.

        SECTION 9. Vacancies. Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the number of directors, may be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. A director appointed to fill a vacancy shall serve until the next meeting of shareholders at which directors are to be elected.

PNB Bancshares, Inc.
Bylaws as Adopted on December 5, 2002

        SECTION 10. Informal Action by Directors. Unless specifically prohibited by the Articles of Incorporation or by other provisions of these Bylaws, any action required to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board of Directors or of any committee thereof, may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed by all the directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be. Any such consent signed by all the directors or all the members of the committee shall have the same effect as a unanimous vote, and may be stated as such in any document filed with the Secretary of State of the State of Illinois or with anyone else.

        SECTION 11. Committees. A majority of the directors fixed by these Bylaws may, by resolution. create one or more committees and appoint members of the board to serve on any one or more of such committees. Each committee shall have two (2) or more members who shall serve at the pleasure of the board. A majority of any committee shall constitute a quorum, and a majority of a quorum is necessary for committee action. Each committee, to the extent provided by the Board of Directors in such resolution, shall have and exercise all of the authority of the Board of Directors in the management of the corporation, except that a committee may not authorize distributions; approve or recommend to shareholders any act required by statute to be approved by shareholders; fill vacancies on the board or on any of its committees; elect to remove officers or fix the compensation of any member of the committee; adopt, amend, or repeal the Bylaws; approve a plan of merger not requiring shareholder approval; authorize or approve the reacquisition of shares, except according to a general formula or method prescribed by the board; authorize or approve the issuance or sale, or contract for sale, of shares or determine the designation and relative rights, preferences, and limitations of a series of shares, except that the board may direct a committee to fix the specific terms of issuance or sale or contract for sale or the number of shares to be allocated to particular employees under an employee benefit plan; or amend, alter, repeal, or take action inconsistent with any resolution or action of the Board of Directors when the resolution or action of the Board of Directors provides by its terms that it shall not be amended, altered, or repealed by action of a committee. Vacancies in the membership of any committee shall be filled by the Board of Directors. Each committee shall keep regular minutes of its proceedings and report the same to the board when required. A committee may act by unanimous consent in writing without a meeting and, subject to action by the Board of Directors, each committee, by a majority vote of its members, shall determine the time and place of meetings and the notice required therefor.

        SECTION 12. Compensation. The Board of Directors, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise. By resolution of the Board of Directors the directors may be paid their expenses, if any, of attendance at each meeting of the board. No such payment previously mentioned in this Section shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

        SECTION 13. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless that director's dissent shall be

PNB Bancshares, Inc.
Bylaws as Adopted on December 5, 2002

entered in the minutes of the meeting or unless the director files a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

        SECTION 14. Removal of Directors. Unless otherwise provided in the Articles of Corporation, one (1) or more of the directors may be removed, with or without cause, at a meeting of shareholders by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of directors, except that no director shall be removed at a meeting of shareholders unless the notice of such meeting shall state that a purpose of the meeting is to vote on the removal of one or more directors named in the notice, and then only the named director or directors may be removed at such meeting. In the event directors of the Corporation are elected by cumulative voting, if less than the entire board is to be removed, no director may be removed, with or without cause, if the votes cast against the director's removal would be sufficient to elect the director if then cumulatively voted at an election of the entire Board of Directors. If a director has been elected by a class or series of shares, such director may be removed only by the shareholders of that class or series.

        SECTION 15. Advance Notice of Nominations for Directors.

        (a)   Nominations of persons for election to the Board of Directors shall be brought before an annual meeting (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Section 15(a), who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 15(a). For nominations to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed to and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting. In no event shall the public or other announcement of an adjournment of an annual meeting or the adjournment thereof commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice to the Secretary shall set forth (i) as to each person whom such shareholder proposes to nominate for election or reelection as a director, the (A) name, age, business and residential address, (B) principal occupation or employment, and (C) the class and number of shares of the Corporation's capital stock, that are owned beneficially and of record by such person (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected), and (ii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, (A) the name and address of such shareholder, as they appear on the Corporation's books, and the name and address of such beneficial owner and (B) the class and number of shares of the Corporation's capital stock that are owned beneficially.

        Notwithstanding anything in the third sentence of the preceding paragraph of this Section 15 to the contrary, in the event that the number of directors to be elected to the Board of

PNB Bancshares, Inc.
Bylaws as Adopted on December 5, 2002

Directors of the Corporation is increased and there is no public disclosure by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Section 15 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to or mailed to and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public disclosure is first made by the Corporation.

        (b)   Nominations of persons for election to the Board of Directors of the Corporation may be made at a special meeting of shareholders at which directors are to be elected (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or, (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any shareholder of the Corporation who is a shareholder of record at the time of the giving of notice provided for in this Section 15, who is entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 15. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board, any such shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting if the shareholder's notice required by Section 15(a) shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 14th day following (i) the date on which public disclosure of the date of such meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made by the Corporation or (ii) the date on which notice of such meeting is mailed to the shareholders, whichever is earlier; provided, however, that if such public disclosure is not made by the Corporation or notice of such meeting is not mailed to the shareholders more than 21 days before the date of such special meeting, the shareholder's notice required by Section 15(a) shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 7th day following the date on which such public disclosure is first made by the Corporation or notice of such meeting is mailed to the shareholders, whichever is earlier. In no event shall the public or other announcement of an adjournment of a special meeting or the adjournment thereof commence a new time period for the giving of a shareholder's notice as described above.

        (c)   Notwithstanding anything in the Bylaws to the contrary, only such persons who are nominated in accordance with the procedures set forth in this Section 15 shall be eligible for election as directors. The officer of the Corporation or other person presiding over the meeting shall, if the facts so warrant, determine and declare to the meeting that nomination was not made in accordance with the provisions of this Section 15 and, if he should so determine, he shall so declare to the meeting and any such defective nomination shall be disregarded.

ARTICLE IV

OFFICERS

        SECTION 1. Number. The officers of the Corporation shall be a president, one or more vice presidents (the number thereof to be determined by the Board of Directors), a treasurer, and a

PNB Bancshares, Inc.
Bylaws as Adopted on December 5, 2002

secretary, and such assistant treasurers, assistant secretaries, or other officers as may be elected or appointed by the Board of Directors. Any two (2) or more offices may be held by the same person.

        SECTION 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until the officer's death or until the officer shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer or agent shall not of itself create contract rights. Any officer may resign at any time by giving notice to the Board of Directors or to the president or the secretary. A resignation of an officer need not be accepted in order to be effective.

        SECTION 3. Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

        SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

        SECTION 5. Chairperson of the Board. The Board of Directors may at any time or from time to time elect a Chairperson of the Board from among the directors. The Chairperson of the Board, if there be a Chairperson, shall preside at all meetings of the shareholders and directors, and he or she shall have such other powers and duties as the Board of Directors may from time to time prescribe.

        SECTION 6. President. The president shall be the principal executive officer of the Corporation and shall in general, supervise and control all the business and affairs of the Corporation. The president shall preside at all meetings of the shareholders and of the Board of Directors. The president may sign, with the secretary or any other proper officer of the Corporation thereunto authorized by the board or directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors.

        SECTION 7. Vice President. The vice president (or in the event there be more than one vice president, each of the vice presidents) shall assist the president in the discharge of the president's duties as the president may direct and shall perform such other duties as from time to time may be assigned to the vice president by the president or by the Board of Directors. In the absence of the president or in the event of the president's inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order

PNB Bancshares, Inc.
Bylaws as Adopted on December 5, 2002

designated by the Board of Directors, or by the president if the Board of Directors has not made such a designation, or in the absence of any designation, then in the order of seniority of tenure as vice president) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions on the president. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Corporation or a different mode of execution is expressly prescribed by the Board of Directors or these Bylaws, the vice president (or each of them if there is more than one) may execute for the Corporation certificates for its shares and any contracts, deeds, mortgages, bonds, or other instruments that the Board of Directors has authorized to be executed, and the vice president may accomplish such execution either under or without the seal of Corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the Board of Directors, according to the requirements of the form of the instrument.

        SECTION 8. Treasurer. If required by the Board of Directors, the treasurer shall give a bond for the faithful discharge of the treasurer's duties in such sum and with such surety or sureties as the Board of Directors shall determine. The treasurer shall: (a) have charge or custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these Bylaws; (c) in general perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to the treasurer by the president or by the Board of Directors.

        SECTION 9. Secretary. The secretary shall: (a) keep the minutes of the meetings of shareholders, the Board of Directors, and committees of directors, in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) sign with the president, or vice-president, certificates for shares of the Corporation, the issue of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to the secretary by the president or by the Board of Directors.

        SECTION 10. Assistant Treasurers and Assistant Secretaries. The assistant treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The assistant secretaries as thereunto authorized by the Board of Directors may sign with the president or a vice-president certificates for shares of the Corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The assistant treasurers and assistant secretaries, in general, shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or by the president or the Board of Directors.

PNB Bancshares, Inc.
Bylaws as Adopted on December 5, 2002

        SECTION 11. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that the officer is also a director of the Corporation.

ARTICLE V

CONTRACT, LOANS, CHECKS AND DEPOSITS

        SECTION 1. Contracts. The Board of Directors may authorize any officer or officers or any agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

        SECTION 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

        SECTION 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers or such agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

        SECTION 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

ARTICLE VI

CERTIFICATE FOR SHARES AND THEIR TRANSFER

        SECTION 1. Certificates for Shares. The issued shares of the Corporation shall be represented by certificates or shall be uncertificated shares. The certificates shall be in such form as may be determined by the Board of Directors and shall be numbered and entered in the books of the Corporation as they are issued. Each certificate shall exhibit the registered holder's name and the number and class of shares and the designation of any series that it evidences, shall set forth such other statements as may be required by statute, and shall be signed by the chief executive officer or a vice president and by the treasurer or an assistant treasurer or by the secretary or an assistant secretary, any or all of whose signatures may be facsimile if such certificate is countersigned by a transfer agent or registered by a registrar. In case any one (1) or more of the officers who have signed or whose facsimile signatures appear on any such certificate shall cease to be such officer or officers of the Corporation, or an officer of the transfer agent or registrar, before such certificate is issued and delivered, it may nonetheless be issued and delivered with the same effect as if such officer or officers had continued in office.

        SECTION 2. Lost Certificates. If a certificate representing shares has allegedly been lost or destroyed, the Board of Directors may in its discretion, except as may be required by law, direct that a new certificate be issued upon such indemnification and other reasonable requirements as it may impose.

PNB Bancshares, Inc.
Bylaws as Adopted on December 5, 2002

        SECTION 3. Transfers of Shares. Transfers of shares of the Corporation shall be made only on the books of the Corporation by the holder of record thereof or by such holder's legal representative, who shall furnish proper evidence of authority to transfer, or by such holder's attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the Corporation, and on surrender for cancellation of the certificate for such shares.

ARTICLE VII

VOTING OF SECURITIES

        The president shall have full authority, in the name and on behalf of the Corporation, to attend, act, and vote at any meeting of security holders of any corporation in which the Corporation may hold securities, and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the holder thereof, the Corporation might possess and exercise if personally present, and may exercise such power and authority through the execution of proxies or may delegate such power and authority to any other officer, agent, or employee of this Corporation.

ARTICLE VIII

INDEMNIFICATION OF OFFICERS,
DIRECTORS, EMPLOYEES AND AGENTS

        SECTION 1.    The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director or officer of the Corporation or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that the conduct was unlawful.

        SECTION 2.    The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees), actually and reasonably incurred by such person in connection with the defense or

PNB Bancshares, Inc.
Bylaws as Adopted on December 5, 2002

settlement of such action or suit if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, provided that no indemnification shall be made with respect to any claim, issue, or matter as to which such person has been adjudged to have been liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper.

        SECTION 3.    The Corporation may indemnify any person who is or was an employee or agent of the Corporation, or is or was an employee of the Corporation serving at the request of the Corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust, or other enterprise to the extent and under the circumstances provided by Sections 1 and 2 of this Article VIII with respect to a person who is or was a director or officer of the Corporation. To the extent that a present or former employee of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 1, 2, and 3 of this Article VIII, or in defense of any claim, issue, or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation.

        SECTION 4.    Any indemnification under Sections 1, 2, and 3 of this Article VIII (unless ordered by the court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee, or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth therein. Such determination shall be made with respect to a person who is a director of officer at the time of the determination by: (a) by the majority vote of the directors who are not parties to such action, suit, or proceeding; even though less than a quorum, (b) by a committee of the directors designated by a majority vote of the directors, even though less than a quorum, (c) if there are no such directors, or if the directors so direct, by independent legal counsel in a written opinion; or (d) by the shareholders.

        SECTION 5.    Expenses (including attorney's fees) incurred by an officer or director in defending a civil or criminal action, suit, or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid on such terms and conditions, if any, as the Corporation deems appropriate.

        SECTION 6.    The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which one seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in the person's official capacity and as to action in another capacity while holding such office.

PNB Bancshares, Inc.
Bylaws as Adopted on December 5, 2002

        SECTION 7.    The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by the person in any such capacity, or arising out of the person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VIII.

        SECTION 8.    If the Corporation has paid indemnity or has advanced expenses to a director, officer, employee, or agent, the Corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting.

        SECTION 9.    For purposes of this Article VIII, references to "the Corporation" shall include, in addition to the resulting corporation, any merging corporation (including any entity having merged with a merging corporation) absorbed in a merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, or agents, so that any person who is or was a director, officer, employee, or agent of such merging corporation, or is or was serving at the request of such merging corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as the person would have with respect to such merging corporation if its separate existence had continued.

        SECTION 10.    For purposes of this Article VIII, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee, or agent of the Corporation that imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VIII.

        SECTION 11.    The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of that person.

ARTICLE IX

FISCAL YEAR

        The fiscal year of the Corporation shall begin on the first day of January in each year and end on the last day of December in each year.

PNB Bancshares, Inc.
Bylaws as Adopted on December 5, 2002

ARTICLE X

DIVIDENDS

        The Board of Directors may from time to time, declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

ARTICLE XI

SEAL

        The Corporation may have, but shall not be required to have, a corporate seal as shall be determined at the discretion of the secretary of the Corporation. If a corporate seal is obtained, the seal shall contain the name of the Corporation and the words, "Corporate Seal, Illinois," and the use thereof shall be determined from time to time by the officer or officers executing and delivering instruments on behalf of the Corporation, provided that the affixing of a corporate seal to an instrument shall not give the instrument additional force or effect or change the construction thereof. The seal, if any, may be used by causing it or a facsimile thereof to be impressed or affixed in any other manner reproduced.

ARTICLE XII

WAIVER OF NOTICE

        Whenever any notice whatever is required to be given under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the Illinois Business Corporation Act of 1983, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance by a person at any meeting shall constitute waiver of notice thereof unless at the meeting such person objects to the holder of the meeting because proper notice was not given.

ARTICLE XIII

AMENDMENTS

        Unless otherwise provided in the Articles of Incorporation, these Bylaws may be made, altered, amended or repealed by the shareholders or Board of Directors, but no bylaw adopted by the shareholders may be altered, amended, or repealed by the Board of Directors.

PNB Bancshares, Inc.
Bylaws as Adopted on December 5, 2002

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BYLAWS OF PNB BANCSHARES, INC.
TABLE OF CONTENTS
ARTICLE I OFFICES
ARTICLE II SHAREHOLDERS
ARTICLE III DIRECTORS
ARTICLE IV OFFICERS
ARTICLE V CONTRACT, LOANS, CHECKS AND DEPOSITS
ARTICLE VI CERTIFICATE FOR SHARES AND THEIR TRANSFER
ARTICLE VII VOTING OF SECURITIES
ARTICLE VIII INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS
ARTICLE IX FISCAL YEAR
ARTICLE X DIVIDENDS
ARTICLE XI SEAL
ARTICLE XII WAIVER OF NOTICE
ARTICLE XIII AMENDMENTS